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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP



          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 1996 with respect to the consolidated financial statements of Steerage Corp. included in the Proxy Statement of Steerage Corp. that is made a part of the Registration Statement (Form S-4 No. 33-____) and Prospectus of Litton Industries, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1996 with respect to the consolidated financial statements of the business and operations of PRC Inc. (which were purchased by Litton Industries, Inc. on February 16, 1996) included in Litton Industries, Inc.'s Current Report on Form 8-K/A dated March 4, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Washington, D.C.
March 15, 1996